AGREEMENT

This agreement (the “Agreement”) is made and entered into by and between American Strategic Minerals Corporation (“Amicor”) and California Gold Corp. (“California Gold”), effective as of March 19, 2012 (the “Effective Date”).

WHEREAS, Amicor owns interests in each of the mining properties described on Exhibit A attached hereto (the “Amicor Properties”); and

WHEREAS, California Gold is in the business of gold exploration and desires to obtain information concerning possible gold and geological formations indicating possible gold resources on the Amicor Properties and to obtain from Amicor a geological review of the Amicor Properties pursuant to which California Gold may determine and identify the approximate locations and scope of geologic formations that could contain potential gold deposits, if any (the “Report”);

NOW, THEREFORE, in consideration of the mutual promises contained herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Amicor and California Gold hereto agree as follows:

1.          Delivery and Purchase Price. Upon the terms and subject to the satisfaction or waiver of the conditions set forth herein, Amicor agrees to deliver a Report to California Gold on or prior to March 30, 2012. In consideration for delivery of the Report, California Gold agrees to pay $125,000 (the “Purchase Price”), which payment may, at the election of California Gold, be paid in cash or in unregistered shares of California Gold Corp. common stock, par value $0.001 per share (the “Common Stock”), issued by California Gold in compliance with applicable Federal and state securities laws in the name of Amicor (the “Shares”), on or prior to March 30, 2012. In the event that California Gold elects to deliver the Common Stock, it shall deliver such number of shares of Common Stock that shall be equal to the number which results from dividing the Purchase Price by the Common Stock Value, as defined herein. For purposes hereof, the Common Stock Value shall mean: (i) the closing price of a share of the Common Stock as quoted on the Over the Counter Bulletin Board on March 19, 2012, provided that such Common Stock shall be issued to the Company with an issuance date prior to March 30, 2012.

2.          Representations and Warranties of California Gold.  California Gold hereby represents and warrants to Amicor the following:

 (a)           California Gold is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full power and authority to own, lease, license and use its properties and assets and to carry out the business in which it proposes to engage.

(b)           California Gold has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to issue the Shares. All necessary proceedings of California Gold have been duly taken to authorize the execution, delivery, and performance of the transactions contemplated by the Agreement.  The Agreement has been duly authorized by California Gold and, when executed and delivered by California Gold, will constitute the legal, valid and binding obligation of California Gold enforceable against California Gold in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

(c)           The Shares, when issued, transferred and delivered in accordance with the terms of this Agreement, shall be duly and validly issued and will be free of restrictions on transfer directly or indirectly created by California Gold other than restrictions on transfer under this Agreement and under applicable federal and state securities laws.

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(d)            No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of California Gold is required in connection with the offer, sale or issuance of the Shares, except for the following: (i) the filing of such notices as may be required under the Securities Act of 1933, as amended (the “Securities Act”), and (ii) the compliance with any applicable state securities laws, which compliance will have occurred within the appropriate time periods therefor.

3.           Representations and Warranties of Amicor.  Amicor represents and warrants to California Gold the following:

(a)           Amicor recognizes that investment in the Shares involves a high degree of risk including, but not limited to, the following: (i) California Gold has a history of losses, a limited operating history and requires substantial funds, (ii) an investment in California Gold is highly speculative, and only investors who can afford the loss of their entire investment should consider investing in California Gold, (iii) Amicor may not be able to liquidate its investment, (iv) transferability of the Shares is extremely limited, (v) in the event of a disposition, Amicor could sustain the loss of its entire investment and (vi) California Gold has not paid any cash dividends since its inception and does not anticipate paying any cash dividends in the foreseeable future.

(b)           Amicor is an “Accredited Investor” as such term is defined in Rule 501(a) promulgated under the Securities Act.

(c)           The Agreement has been duly executed and delivered by Amicor and constitutes the legal, valid and binding obligation of Amicor, enforceable against Amicor in accordance with its terms except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

(d)           Amicor understands the various risks of an investment in California Gold as proposed herein and can afford to bear such risks, including, without limitation, the risks of losing the entire investment.

(e)           Amicor acknowledges that Amicor has been informed by California Gold of, or is otherwise familiar with, the nature of the limitations imposed by the Securities Act, and the rules and regulations thereunder on the transfer of the Shares. In particular, Amicor agrees that no sale, assignment or transfer of any of the Shares acquired by Amicor shall be valid or effective, and California Gold shall not be required to give any effect to such a sale, assignment or transfer, unless (a) the sale, assignment or transfer of such Shares is registered under the Securities Act, it being understood that the Shares are not currently registered for sale and that California Gold has no obligation to so register the Shares; or (b) the Shares are sold, assigned or transferred in accordance with all the requirements and limitations of an exemption from registration under the Securities Act. Amicor further understands that an opinion of counsel satisfactory to California Gold and other documents may be required to transfer the Shares.

(f)           Amicor acknowledges that the Shares to be acquired will be subject to a stop transfer order and any certificate or certificates evidencing any Shares shall bear the following or a substantially similar legend and such other legends as may be required by state blue sky laws:

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“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS.  SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES UNDER THE SECURITIES ACT OR AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.  ANY SUCH TRANSFER MAY ALSO BE SUBJECT TO COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS.”

(g)           Amicor will acquire the Shares for Amicor’s own account for investment and not with a view to the sale or distribution thereof or the granting of any participation therein in violation of the securities laws, and has no present intention of distributing or selling to others any of such interest or granting any participation therein in violation of the securities laws.

4.            Modification.  This Agreement shall not be modified or waived except by an instrument in writing signed by the party against whom any such modification or waiver is sought.

5.          Notices.  Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given at the addresses set forth below:

Amicor:

American Strategic Minerals Corporation

31161 Hwy. 90

Nucla, Colorado 81424

Attention: George Glasier

Email:

Fax:

California Gold:

California Gold Corp.

4515 Ocean View Blvd.

Suite 305

La Canada, CA 91099

Attn: James Davidson

Email:

Fax:

Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party’s address which shall be deemed given at the time of receipt thereof.

6.          Assignability.  This Agreement and the rights, interests and obligations hereunder are not transferable or assignable by Amicor or California Gold and the transfer or assignment of the Shares shall be made only in accordance with all applicable laws.

7.          Applicable Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to the principles thereof relating to the conflict of laws.

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8.          Miscellaneous.

(a)           This Agreement constitutes the entire agreement between Amicor and California Gold with respect to the subject matter hereof and supersede all prior oral or written agreements and understandings, if any, relating to the subject matter hereof.  The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions.

(b)           The representations and warranties of California Gold and Amicor made in this Agreement shall survive the execution and delivery hereof and delivery of the Shares.

(c)           This Agreement may be executed in one or more original or facsimile counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

(d)           Each provision of this Agreement shall be considered separable and, if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Agreement.

(e)           Paragraph titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

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IN WITNESS WHEREOF, the parties have hereunto set their hands effective as of the date set forth above.

California Gold Corp.		American Strategic Minerals Corporation

By:	/s/ James Davidson	By:	/s/George Glasier
Name: James Davidson		Name: George Glasier
Title: President		Title: President and Chief Executive Officer

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Exhibit A

Mining Properties

Bull Canyon

The Bull Canyon Property consists of a Mining Lease of two unpatented mining claims in Montrose County, Colorado.  The Mining Lease gives Amicor the exclusive right to conduct mineral exploration and development activities on the Property, subject to regulation by the BLM.  The lease commenced on November 2, 2011 and is for a term of 20 years.   The Bull Canyon Property is located along the rim of Bull Canyon in western Montrose County, Colorado within the Uravan Mineral Belt.

Martin Mesa

The Martin Mesa Property consists of a Mining Lease covering 51 unpatented mining claims on BLM land in Montrose County, Colorado.  The Mining Lease gives Amicor the exclusive right to conduct mineral exploration and development activities on the Property, subject to regulation by the BLM.  The lease commenced on November 2, 2011 and is for a term of 20 years.   Martin Mesa is located on the northern flank of the Paradox Valley anticline, in Montrose County, Colorado in the heart of the Uravan Mineral Belt.

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